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                                                                    EXHIBIT 10.6

                     INTERNET/TELECOMMUNICATIONS AGREEMENT

     INTERNET/TELECOMMUNICATIONS AGREEMENT, dated May 7, 1999 (this "Agreement"), by and between IDT Corporation, a Delaware corporation ("IDT"), and Net2Phone, Inc., a Delaware corporation ("Net2Phone").

     WHEREAS, Net2Phone is currently a subsidiary of IDT;

     WHEREAS, IDT currently maintains a telecommunication switching infrastructure and network which provides Internet access and Internet telephony services for the customers of IDT and Net2Phone;

     WHEREAS, parties intend that Net2Phone be given an indefeasible right to use parts of IDT's Internet network.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

     1.   Internet Network.

          (a)  Existing Network.  IDT hereby grants and conveys to Net2Phone an
               ----------------
indefeasible right to use and enjoy, to the extent of IDT's rights therein, those equipment items, equipment leases and rights of use and/or access which are part of IDT's existing DS3 network and are described on Exhibit A hereto
                                                            ---------
(the "Existing Network"), such grant and conveyance to be effective as of the date hereof. The foregoing grant and conveyance shall terminate with respect to any item described on Exhibit A hereto upon the first of the following to occur:
                      ---------
(i) with respect to any part of the Existing Network, upon the expiration of the respective lease or other agreement set forth in Exhibit A relating to such part
                                                 ---------
of the Existing Network; (ii) with respect to any part of the Existing Network which will be replaced by the Frontier Network (as defined below), upon Net2Phone exercising its rights set forth in Section 2(a) hereof with respect to such part of the Existing Network; or (iii) with respect to any part of the Existing Network not sooner terminated pursuant to clauses (i) or (ii) above, upon the mutual consent of IDT and Net2Phone.

               Net2Phone hereby agrees it shall perform all obligations reasonably required of it by IDT and shall do nothing whatsoever in violation of the agreements set forth on Exhibit A. It is expressly understood that IDT
                            ---------
remains the primary party with respect to all agreements set forth on Exhibit A
                                                                      ---------
and retains all obligations to pay rent and/or usage fees in connection therewith.

          (b)  Frontier Network.  Pursuant to a Telecommunications Services
               ----------------
Agreement, dated September 24, 1998 (the "Frontier Agreement"), by and between IDT and Frontier Communications of the West, Inc. ("Frontier"), IDT has an indefeasible right to use a certain telecommunication network as it is completed and delivered pursuant to the terms and conditions set forth in the Frontier Agreement. IDT hereby grants and conveys to Net2Phone an
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indefeasible right to use and enjoy, to the extent of IDT's rights therein, those parts of such telecommunication network which are described on Exhibit B
                                                                     ---------
hereto (the "Frontier Network"), such grant and conveyance to be effective, with respect to those parts of the Frontier Network which have already been completed and delivered, on the date hereof and, with respect to any part of the Frontier Network which has not yet been completed and delivered, on the date such part of the Frontier Network is completed and delivered. The foregoing grant and conveyance with respect to the Frontier Network shall terminate upon the expiration of the Frontier Agreement, in accordance with its terms; provided,
                                                                    --------
however, Net2Phone shall have the right to request an earlier termination of
-------
such grant and conveyance, in whole or in part, which request shall be granted by IDT solely in the event that Frontier agrees to amend the Frontier Agreement to permit a termination of IDT's corresponding obligations under the Frontier Agreement and that Net2Phone pays all costs and expenses incurred to secure Frontier's consent to such amendment.

          Net2Phone hereby agrees it shall perform all obligations reasonably required of it by IDT and shall do nothing whatsoever in violation of the Frontier Agreement. It is expressly understood that IDT remains the primary party with respect to the Frontier Agreement and retains all obligations to pay maintenance and/or usage fees in connection therewith.

          (c)  Networking Infrastructure.  IDT hereby grants and conveys to
               -------------------------
Net2Phone the right to use and enjoy, to the extent of IDT's rights therein, the equipment, equipment leases, co-location agreements and rights of use and/or access primarily located at the backbone points of presence on its Internet network and comprising its networking infrastructure, as more particularly described on Exhibit C hereto (the "Networking Infrastructure Equipment"), for a
             ---------
period of two years commencing on the date hereof.

          Net2Phone hereby agrees that it shall perform all obligations reasonably required of it by IDT and shall do nothing whatsoever in violation of the leases and other agreements set forth on Exhibit C. It is expressly
                                             ---------
understood that IDT remains the primary party with respect to all agreements set forth on Exhibit C and retains all obligations to pay rent and/or usage fees in
         ---------
connection therewith.

          (d)  Transit Relationship Agreements.  IDT hereby agrees to enter into
               -------------------------------
transit relationship agreements with Net2Phone to provide Net2Phone with rights of access substantially identical with those of IDT at the locations set forth on Exhibit D hereto, for a period of one year commencing on the date hereof. In
   ---------
accordance with current industry custom, such transit relationships shall be provided on a mutual and gratuitous basis. At the end of such initial term and of each year thereafter, such rights of access shall automatically renew for an additional one (1) year period unless one party has given the other party sixty
(60) days' prior written notice terminating such rights of access. Following such initial term, such rights of access may be terminated at any time at the option of either IDT or Net2Phone upon sixty (60) days' prior written notice.

          (e)  Network Operations Center.  IDT hereby grants and conveys to
               -------------------------
Net2Phone the right to use and enjoy, to the extent of IDT's rights therein, the equipment, equipment leases and rights of use and/or access and other facilities comprising its Network

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Operations Center, as more particularly described on Exhibit E hereto (the "NOC
                                                     ---------
Facilities"), for a period of two years commencing on date hereof.

          Net2Phone hereby agrees that upon such grant and conveyance it shall perform all obligations reasonably required of it by IDT and shall do nothing whatsoever in violation of the leases and other agreements set forth on Exhibit
                                                                        -------
E.  It is expressly understood that IDT remains the primary party with respect
-
to all agreements set forth on Exhibit E and retains all obligations to pay rent
                               ---------
and/or usage fees in connection therewith. The IDT employees at the NOC Facilities who are listed on Exhibit F hereto shall be transferred to, and
                             ---------
become employees of, Net2Phone on the date hereof or as promptly thereafter as is feasible so as to permit an orderly transition.

          (f)  Maintenance and Support.  With respect to leases and other
               -----------------------
agreements described in the Exhibits hereto, IDT shall use commercially reasonable efforts to cause the other parties to such leases and other agreements to fulfill their respective contractual obligations, including those (if any) relating to the maintenance of equipment or network access. With respect to equipment listed on the exhibits hereto which is or becomes owned by IDT or which is leased by IDT pursuant to leases which obligate IDT to maintain such equipment, IDT shall maintain such equipment in accordance with industry practice and, upon notice from Net2Phone of any malfunctioning of such equipment, shall promptly repair or cause the repair of such equipment. Net2Phone shall reimburse IDT for all costs and expenses incurred by IDT for the maintenance and repair of such equipment to the extent that IDT is contractually obligated for such maintenance and repair. Net2Phone shall also reimburse IDT for all necessary upgrades to such equipment and, to the extent permitted by the respective leases (if any), Net2Phone shall own any upgrades so installed.

          (g)  Equipment with Expiring Leases.  To the extent that any equipment
               ------------------------------
described on the Exhibits hereto is subject to a lease which terminates during the term of Net2Phone's right to use such item of equipment, following the termination of such lease IDT shall be responsible for providing Net2Phone with an item of equipment of equivalent function and quality for the remainder of Net2Phone's right of use hereunder.

          (h)  No Modifications to Third Party Contracts.  With respect to the
               -----------------------------------------
Frontier Agreement and all the leases and other agreements described on the Exhibits hereto from which IDT derives the rights necessary for Net2Phone to exercise the rights of use granted herein, IDT shall fulfill all of its obligations with respect to each such agreement and shall not amend, alter, supplement, terminate, cancel, assign, transfer or otherwise modify any such agreement without the prior written consent of Net2Phone; provided, however,
                                                          --------  -------
that IDT's obligation with respect to any such agreement shall cease upon the expiration of the corresponding Net2Phone right of use granted herein.

          (i)  No Assignment.  This Agreement shall not be construed as an
               -------------
assignment or as an attempted assignment of any of the leases or other agreements set forth on the Exhibits hereto. To the extent that any transaction contemplated by the provisions of this Agreement requires the consent of a party to the leases or other agreements set forth on the Exhibits hereto (other than IDT), such transaction shall not be effective with respect to such lease or other agreement until such consent has been received and IDT hereby agrees to use all commercially reasonable efforts to procure such consent.

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          (j)  Hosting Service.  It is understood that IDT retains primary
               ---------------
control over the Internet equipment listed on the Exhibits hereto. Notwithstanding the foregoing, to the extent that IDT requires Net2Phone's assistance in gaining Internet access as a result of Net2Phone exercising the rights to use the equipment and/or access granted to Net2Phone herein, Net2Phone hereby agrees to facilitate such access for a period of five years commencing on the date hereof. At the end of such initial term and of each year thereafter, Net2Phone's obligation to facilitate IDT's Internet access shall automatically renew for an additional one (1) year period unless one party has given the other party sixty (60) days' prior written notice terminating such facilitation of Internet access. Following such initial term, such facilitation of Internet access may be terminated at any time at the option of either IDT or Net2Phone upon sixty (60) days' prior written notice. As compensation to Net2Phone for facilitating such access, IDT agrees to pay for such usage and services as provided in Section 2(d) hereof.

          (k)  Transfer Pricing.  For a period of two years commencing on the
               ----------------
date hereof, Net2Phone hereby agrees (i) that IDT is hereby granted the right of first refusal to provide Net2Phone's carrier traffic, (ii) that any carrier traffic actually routed over IDT's direct routes (whether or not pursuant to the foregoing right of first refusal) shall be charged at the greater of (A) IDT's overall most favorite nation selling price less 5% and (B) IDT's cost plus 5%, and (iii) that any other carrier traffic actually routed over IDT's telecommunications network (whether or not pursuant to this right of first refusal) shall be charged at IDT's cost plus 10%. For a two year period commencing on the date hereof, each party hereby grants the other party an option to purchase bandwidth from such granting party at the granting party's cost plus 10% and Net2Phone hereby grants IDT an option to use Net2Phone's indirect telecommunications network (to the extent that Net2Phone has excess availability thereon) to route IDT's carrier traffic at Net2Phone's cost plus 10%. At the end of such initial terms and of each year thereafter, such agreements with respect to carrier traffic and bandwidth shall automatically renew for an additional one (1) year period unless one party has given the other party sixty (60) days' prior written notice terminating such respective agreements. Following such initial term, such agreements with respect to carrier traffic or bandwidth may be terminated at any time at the option of either IDT or Net2Phone upon sixty (60) days' prior written notice.

          (l)  Network Unavailability.  Each of the parties acknowledges that
               ----------------------
the Internet network or any of the networks or equipment referred to herein may be unavailable periodically for the purposes of maintenance and/or upgrades. Each of the parties further acknowledges that periodic service outages, known as "brownouts," may occur in connection with the network. Each of the parties shall use all reasonable efforts to minimize any such interruptions and brownouts with respect to equipment or other aspects of the network and network infrastructure which it controls. Each party agrees to hold the other party harmless of any and all losses arising to such party and/or any third parties as a result of "brownouts," service interruptions and server unavailability.

          Notwithstanding the foregoing, in the event that either Net2Phone or IDT suffers a "brownout" from the equipment or rights of access referenced in this Section 1 for any reason, IDT or Net2Phone, as the case may be, shall use reasonable commercial efforts to obtain a rebate or other concession from any third party which may have responsibility for such unavailability. In case either party receives any such rebate or concession, such party shall share any such rebate

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or concession with the other in a manner reflecting the relative loss of usage incurred by each of Net2Phone and IDT.

          (m) With respect to any equipment or rights of use and/or access to which IDT has granted Net2Phone a right of use herein, Net2Phone shall have the right to use such equipment and access to the exclusion of IDT for the duration of the right granted herein.

     2.   Payments.
          --------

          (a)  Existing Network.  On May 1, 1999, and on the first day of each
               ----------------
month thereafter until such time as the grant and conveyance set forth in
Section 1(a) hereof has terminated in its entirety, Net2Phone shall pay to IDT an Existing Network Fee (as defined below) as compensation for the grant and conveyance set forth in Section 1(a) hereof with respect to the Existing Network.

          As the Frontier Network is completed and delivered, Net2Phone shall have the right to require IDT to terminate, in whole or in part, any or all of the leases and other agreements set forth in Exhibit A, to the extent permitted
                                             ---------
by such instruments. With respect to any termination requested by Net2Phone, the actual date such lease or other agreement is terminated shall hereinafter be referred to as the "Termination Date" with respect to such lease or other agreement. To the extent that IDT incurs any termination or cancellation charges as a result of any such lease or contract termination, Net2Phone shall reimburse IDT for such charges upon demand.

          The Existing Network Fee shall equal, on each date payable, the product of $60,000 multiplied by a fraction, the numerator of which is the total mileage of all circuits set forth on Exhibit A hereto except those circuits with
                                     ---------
respect to which a Termination Date has occurred and the denominator of which is the total mileage of all circuits set forth on Exhibit A hereto. Ten (10) days
                                               ---------
following the end of any month in which a Termination Date has occurred, IDT shall refund to Net2Phone upon the request of Net2Phone that portion of the Existing Network Fee for such month representing the per diem charge for each circuit deemed terminated during such month (based on mileage) for the number of days in such month following the Termination Date with respect to such circuit.

          (b)  Frontier Network.  Pursuant to the Frontier Agreement, IDT must
               ----------------
pay Frontier certain non-recurring charges for the installation of the Frontier network, some of which IDT has already paid Frontier and the remainder of which IDT will pay Frontier as the network is completed and delivered. Upon the completion and delivery of each circuit set forth on Exhibit B, Net2Phone shall
                                                     ---------
pay to IDT an amount equal to the non-recurring charge with respect to such circuit (as set forth on Exhibit B) plus 10%, such amount to be paid with
                         ---------
interest at 9% per annum in sixty (60) equal monthly installments commencing thirty (30) days following the completion and delivery of such circuit. Upon the completion and delivery of all of the circuits set forth on Exhibit B, the
                                                            ---------
amount payable by Net2Phone with respect to the non-recurring charges for the individual circuits shall be aggregated and the payments restructured so that such aggregate outstanding amount shall be paid, with interest at 9% per annum, in equal monthly payments during the Restructured Term (as defined below) commencing thirty (30) days following the completion and delivery of the final circuit of the Frontier Network. The

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"Restructured Term" shall commence thirty (30) days following the completion and delivery of the final circuit of the Frontier Network and shall continue for that number of months equal the weighted average, rounded to the nearest whole number, of the number of months remaining in the original payment periods of the individual circuits.

          In addition, Net2Phone shall pay to IDT with respect to the completion and delivery of the Frontier Network an installation fee of $600,000 (the "Installation Fee"). Upon the completion and delivery of each circuit set forth on Exhibit B hereto, Net2Phone shall pay to IDT an amount equal to the product
   ---------
of the Installation Fee multiplied by a fraction, the numerator of which is the non-recurring charge with respect to such circuit (as set forth on Exhibit B)
                                                                   ---------
and the denominator of which is the sum of all non-recurring charges (as set forth on Exhibit B) with respect to all of the circuits of the Frontier Network
         ---------
described on Exhibit B hereto.
             ---------

          In addition, beginning on the date hereof and continuing until the termination in its entirety of the grant and conveyance with respect to the Frontier Network, Net2Phone shall reimburse IDT an amount equal to the costs and fees IDT incurs subsequent to the date hereof with respect to the Frontier Network pursuant to the Frontier Agreement (other than the non-recurring charges), such reimbursement shall be due and payable upon payment by IDT of such costs and fees.

          (c)  Networking Infrastructure and Network Operations Center.  For
               -------------------------------------------------------
24 months commencing on April 1, 1999, Net2Phone shall pay to IDT $50,000 per month as compensation for the rights of usage and enjoyment with respect to the Networking Infrastructure Equipment (as set forth in Section 1(c) hereof) and the NOC Facilities (as set forth in Section 1(e) hereof). Upon the expiration of Net2Phone's rights to use and enjoy the Networking Infrastructure Equipment and NOC Facilities pursuant to Sections 1(c) and (e) hereof, IDT hereby grants to Net2Phone the right to purchase from IDT at fair market value any such items of equipment then owned by IDT.

          (d)  Internet Usage and Services.  During the period set forth in
               ---------------------------
Section 1(j) hereof (as extended pursuant to the terms thereof), IDT shall pay on the first day of each month (i) for each of IDT's dial-up Internet customers, $1.00 and (ii) for each of IDT's dedicated-line Internet customers, the lesser of $100.00 or 20% of the fee that IDT charges such customer. Additionally, in the case of IDT's dedicated-line customers, IDT shall pay Net2Phone 25% of all installation fees charged such customers by IDT.

     3.   Ownership of Equipment and Intellectual Property.
          ------------------------------------------------

          Nothing herein is intended to, nor shall it, change the legal ownership of any equipment or intellectual property.

     4.   Termination.
          -----------

          (a) This Agreement may only be terminated by the mutual agreement of the parties in writing, except as specifically set forth in this Agreement with respect to specific portions hereof.

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

          (b)  Sections 3 and 4 shall survive termination of this Agreement.

     5.   Miscellaneous.
          -------------

          (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

          (b) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

          (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

               If to IDT, to:


               IDT Corporation
               190 Main Street
               Hackensack, New Jersey  07601
               Attention:  Chief Financial Officer
               Fax No.:  (201) 907-5165

               If to Net2Phone, to:

               Net2Phone, Inc.
               171 Main Street
               Hackensack, New Jersey  07601
               Attention:  Chief Financial Officer
               Fax No.:  (201) 907-5351

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the

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time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 5(d) constitute notice for service of process.

          (e) This Agreement and those provisions of the Separation Agreement (defined below) specifically referred to herein contain the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement and such referenced provisions of the Separation Agreement supersede all prior agreements and understandings, oral or written, with respect to the subject matter of this Agreement.

          (f) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such
           --------  -------
provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (g) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

          (h) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES OR DATA), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE OTHER PARTY'S DIRECT DAMAGES.

          (i) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation Agreement, dated as of May 7, 1999, by and between IDT and Net2Phone, as if such Article VIII were set forth herein in its entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                 IDT CORPORATION

                                 By: /s/ Hal Brecher
                                    -----------------------------------
                                    Name: Hal Brecher
                                    Title: Chief Operating Officer


                                 NET2PHONE, INC.

                                 By: /s/ Howard Balter
                                    -----------------------------------
                                    Name: Howard Balter
                                    Title: Chief Executive Officer

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